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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            ENVIROTEST SYSTEMS CORP.
             (Exact name of registrant as specified in its charter)


         Delaware                                               06-0914220
-------------------------                                  ------------------
(State of incorporation or                                    (IRS Employer
       organization)                                       Identification No.)


246 Sobrante Way
Sunnyvale, California                                            94086
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(Address of principal                                          (Zip Code)
executive offices)

          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A. ( c ) (1), please check the following box. [ ]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A. ( c) (2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) or the Act:

Title to each class to be                        Name of each exchange on which
so registered                                    each class is to be registered
-------------------------                        ------------------------------

Class A Common Stock,                            American Stock Exchange
par value $.01 per share


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                           -------------------------
                                (Title of Class)







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Note: The Registrant has filed an application to list the Securities on the
American Stock Exchange, which application has been approved. The purpose of this registration statement is to register the Securities pursuant to Section 12
(b) of the Act in lieu of registration of the Securities pursuant to Section 12
(g) of the Act.

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Securities contained under the caption "Description of Capital Stock" on pages 63-68 of Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 33-57384) filed on March 25, 1993 pursuant to the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.  Exhibits.

         None





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         ENVIROTEST SYSTEMS CORP.
                                         (Registrant)

Date:  August 4, 1997                    /s/F. Robert Miller
                                         -------------------------------------
                                         F. Robert Miller
                                         President and Chief Executive Officer